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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 2, 1997 with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc. and our report dated November 27, 1996 with respect to the Antibody Therapeutics Business Operations of Coulter Corporation, in the Registration Statement (Form S-1) and related Prospectus of Coulter Pharmaceutical, Inc. for the registration of 2,300,000 shares of its common stock.

                                                           /s/ ERNST & YOUNG LLP
Palo Alto, California
September 26, 1997